Exhibit 99.8

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”), dated December 5, 2005, is by and among Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its general partner, Star Gas LLC, a Delaware limited liability company (the “Partnership GP” and, together with the Partnership and their Subsidiaries, collectively referred to as the “Company”), and those certain holders of Star Gas Partners, L.P. 10.25% Senior Notes due 2013 (the “Senior Notes”), issued pursuant to an indenture dated February 6, 2003, by and among Star Gas Partners, L.P., Star Gas Finance Company and Union Bank of California, N.A. as Trustee (the “Indenture”), and identified on the signature pages hereof (each a “Backstopping Noteholder” and collectively, the “Backstopping Noteholders”).

WHEREAS, simultaneously with the execution of this Agreement each Backstopping Noteholder and the Company are entering into an agreement in the form attached hereto as Exhibit A (each, a “Lock Up Agreement”); all capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Lock Up Agreement;

WHEREAS, pursuant to the Tender Offer, the Company has agreed to permit the holders of Senior Notes to exchange such notes for its New Unit Pro Rata Percentage of New Units, which New Units shall be exchanged for Senior Notes at a price of $2.00 per New Unit;

WHEREAS, during the negotiation of the Restructuring, the Investor and the Company requested that a portion of such New Unit offering to holders of Senior Notes be backstopped by the Consenting Noteholders;

WHEREAS, the Backstopping Noteholders agreed to severally “backstop” such New Unit offering to holders of Senior Notes as set forth herein;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Backstopping Noteholder, intending to be legally bound, hereby agree as follows:

1.	Backstop. In the event that any holder of Senior Notes entitled to exchange its Senior Notes for New Equity in connection with the New Unit Offering does not subscribe to its full New Unit Pro Rata Percentage, each Backstopping Noteholder severally agrees to exchange Senior Notes in an amount sufficient to take up 50% of such unsubscribed portion.

2.	Termination: With respect to each Backstopping Noteholder, this Agreement shall automatically terminate upon the termination of the Lock Up Agreement of such Backstopping Noteholder.

3.	Entire Agreement: This Agreement (together with the Exhibit hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the Company and the Required Consenting Noteholders. Except as set forth in this Agreement, neither party makes, nor has made any representation or warranty to the other party.

4.	Governing Law; WAIVER OF JURY TRIAL: This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of laws). EACH PARTY HERETO HEREBY AGREES TO WAIVE TRAIL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

5.	Specific Performance: The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that each party shall be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security in connection with such remedy.

6.	Jurisdiction: The Company and the Consenting Noteholder each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.	Counterparts: This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

8.	Severability: Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.	Headings: The headings of the paragraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

10.	Notices. All notices, requests, elections, and demands under or in connection with this Agreement shall be made pursuant to the Lock Up Agreement.

[Signature Pages Follow]

Please sign in the space provided below to indicate your agreement and consent to the terms of this Agreement.

Star Gas Partners, L.P. [on its own behalf and on behalf of each of its subsidiaries and affiliates]

By:
Name:
Title:

Star Gas Finance Company [on its own behalf and on behalf of each of its subsidiaries and affiliates]

By:
Name:
Title:

Accepted and Agreed to:

Name of Backstopping Noteholder:

By:
Name:
Title:

Exhibit A

Lock Up Agreement